MATTER & ASSOCIATES
Corporate Finance - Acquisitions & Divestitures - Investment Advise
Suite 43, 4100 Salish Drive
Vancouver, BC V6N 3M2
Ph: 604-512-7003

October 1, 2008

Mr. John L. Key
Chief Executive Officer
Gryphon Gold Corporation
1130 West Pender Street, Suite 800
Vancouver, B.C. V6E 4A4

Re: Financial and Advisory Services Agreement ("Agreement")

Dear John,

We understand Gryphon Gold Corporation ("Gryphon" or the "Company") wishes to modify the terms on which Matter & Associates ("M&A") was retained to provide financial and advisory services ("Services") to Gryphon. As such, this Agreement shall replace in its entirety the former Financial and Advisory Services Agreement dated March 20, 2008, and that agreement shall be fully terminated.

This letter confirms our mutual agreement in accordance with the terms and conditions set forth below.

1. Albert Matter of Matter & Associates shall provide services as required by the Chief Executive Officer of Gryphon (the "CEO") in respect of capital raising, including, but not limited to:
    a) Matter & Associates will advise as to the structure of the sale of common shares and warrants of Gryphon under Private Placements and/or Public Offerings (together "Equity"), and Convertible Debt (Convertible Debt excludes borrowings from recognized banking institutions);
    b) Matter and Associates will be responsible for developing and producing marketing materials to assist with the completion of the Equity sales. The CEO of Gryphon will approve the material and pre-approve the estimated cost of producing such material, and such approval shall not be unreasonable withheld. Gryphon shall pay all costs associated with the production of such material;
    c) Matter and Associates will be responsible for developing, writing and issuing press releases for Gryphon. Each press release shall be subject to approval by the CFO and CEO of Gryphon prior to release;
    d) Matter and Associates will attend meetings as required by the CEO and provide advice regarding ongoing investor relation initiatives;
    e) Matter and Associates will continue to provide advice to the CEO and make every effort to assist in the CEO's understanding of equity markets for junior mining companies and of the gold markets in general.

2. The compensation payable to M&A by Gryphon during the term of this Agreement shall be as follows:

   a) Matter and Associates shall be entitled to a monthly retainer of Cdn$12,500 per month commencing effective September 1, 2008, payable monthly. The retainer of Cdn$7,500 already paid Matter and Associates for services to be rendered in September 2008 will be credited against the September fee of Cdn$12,500.

   b) Matter and Associates shall receive a fee equal to 3% of the proceeds realized by Gryphon (net of cash broker fees) from all sales of Equity and Convertible Debt completed by Gryphon during the term of this agreement.

   c) Matter and Associates shall receive a grant of options to purchase 150,000 common shares of Gryphon and such grant shall be fully vested at the time of grant and shall expire in five years from the date of grant.

   d) Matter and Associates shall receive 100,000 additional options to purchase common shares of Gryphon for each full Cdn$3,000,000 (net of broker fees but before fees paid to Matter and Associates) received by Gryphon through the sale of Equity and Convertible Debt prior to March 31, 2009. 100% of the options shall vest at the date of grant and shall expire 5 years from the date of grant.

   e) A bonus will be paid to Matter and Associates equal to 1% of the total proceeds from sales of Equity (net of cash broker fees but before amounts paid to Matter and Associates pursuant to section 2(b) of this agreement) completed between September 1, 2008 and March 31, 2009, if the total of such Equity sales (net of cash broker fees but before amounts paid to Matter and Associates pursuant to section 2(b) of this agreement) equals or exceeds Cdn$7,000,000.

   f) Commencing the date of this Agreement, Gryphon shall reimburse M&A for all reasonable, documented out-of-pocket expenses incurred by M&A in performing the services hereunder including travel, printing, courier, facsimile, research, and telephone.

   g) All share issuances are subject to regulatory approval, including acceptance for filing on behalf of the Company by the Toronto Stock Exchange (the "Exchange"), and will be subject to such hold periods as are required by the Exchange and other securities regulatory authorities.

      The number of common shares to be issued by Gryphon under paragraph 7 of this Agreement shall be calculated by dividing the dollar amount to be paid in common shares of Gryphon by the price per common share calculated at the lowest price permitted by and in accordance the requirements of the Exchange without requiring shareholder approval (based on the market price of the common shares of Gryphon immediately following the announcement of the Transaction, calculated in accordance with the rules of the Exchange).

Shares issueable under paragraph 7 shall be issued within five business days of the due date of the shares. Gryphon shall use its best efforts to obtain regulatory approval. However, if after 60 days from the due date Gryphon has not received regulatory approval, M&A shall have the option to elect to receive the equivalent amount in cash in lieu of shares.

3. Gryphon shall, at its costs, complete the preparation of all documents required by all securities legislation and other applicable legislation in connection with a transaction.

4. During the term of this agreement Gryphon shall provide M&A, on a timely basis, with all the documentation and other data which M&A may reasonably request to enable M&A to perform its Services, including reasonable access to the officers, independent auditors, and other advisors and consultants of Gryphon. Gryphon will also insure that M&A receives, on a timely basis, any changes concerning the outlook of prospects for Gryphon.

5. M&A will be entitled to rely upon and be under no obligation to verify independently the accuracy of the data and information furnished to it pursuant to the preceding paragraph. M&A shall be under no obligation to investigate whether any changes have occurred in the facts set out or referred to in any such data or information subsequent to the date thereof.

6. The term of this agreement shall be will be from September 1, 2008 until 11:59 pm March 31, 2009, and after March 31, 2009 will automatically renew on a month to month basis. After March 31, 2009, either party may terminate the agreement with 30 days written notice. Management agrees to enter negotiation with Matter & Associates prior to February 15, 2009 to extend the contract to June 30, 2009.

   The provisions of paragraphs 6, 7, 8, 9, 10, 11 and 14 shall also survive any expiration or termination of this Agreement.

7. M&A is not expected to assist with a merger or acquisition transaction during the term of this agreement. Gryphon does recognize that M&A has spent considerable time assisting Gryphon with merger and acquisition work under the prior services agreement.

   In recognition of the merger and acquisition services work performed under the prior services agreement, if, on or before February 28, 2009, Gryphon or its subsidiaries enter into and close Transaction/Transactions, other then with Animas Resource Corp. ("ANI"), M&A shall receive a Success Fee equal to:

   i. 0.75% of the First $35 million of Transaction Value at closing,
   ii. 1.50% of any additional Transaction Value at closing.

   In the instance of a Transaction being entered into with ANI, M&A shall receive a Success Fee equal to:

   iii. 0.50% of the First $35 million of Transaction Value at closing,
   iv. 1.00% of any additional Transaction Value at closing.

   Subject to regulatory approval 40% of the Success Fees will be paid in common shares of Gryphon in accordance with paragraph 2(g) of this agreement.

   For purposes of this Agreement a "Transaction" includes a merger, acquisition, sale, joint venture, asset sale, asset purchase or vend-in involving Gryphon or its

subsidiaries. Transaction does not include asset or property acquisitions or asset sales made in the ordinary course of the company's business.

For purposes of this Agreement, "Transaction Value" shall include any consideration paid by Gryphon for the shares or assets of another company or paid by a third party for the shares or assets of Gryphon, including but not limited to cash, securities, options or rights, property, joint venture interests and the net present value of future receipts or benefits received, or obligations assumed or forgiven. If consideration is in shares, Transaction Value shall be based on the closing price on the Toronto Stock Exchange or other acceptable stock exchange of Gryphon or the relevant companies' common shares on the day before the closing date. Any non-cash consideration will be assessed at its estimated fair market value at the time of closing determined by Gryphon acting reasonably.

In the event of the expiration or termination of this Agreement and M&A's engagement hereunder, M&A will continue to be entitled to the Success Fee if, on or before February 28, 2009, Gryphon announces (and subsequently closes at any time) a Transaction with any entity that was in negotiations with or introduced to Gryphon during the term of this Agreement.

In the event of the expiration or termination of this Agreement and M&A's engagement hereunder, M&A will continue to be entitled to 50% of the applicable Success Fee if, after February 28, 2009 but on or before August 31, 2009, Gryphon announces (and subsequently closes at any time) a Transaction with any entity that was in negotiations with or introduced to Gryphon during the term of this Agreement.

For the purpose of determining whether an entity was in negotiations or introduced to Gryphon during the term of this Agreement, Gryphon shall provide on a periodic basis a list of all entities which Gryphon is in negotiations with or which have been introduced to Gryphon by M&A. Such list is to be discussed and mutually agreed upon by Gryphon and M&A, both parties acting reasonably.

8. M&A undertakes to keep confidential all information; materials, data, documents and reports ("Information") received from Gryphon and will not disclose such information without the prior written approval of Gryphon, except as may be required by law or in connection with legal or regulatory proceedings. M&A undertakes not to use any information received from Gryphon for any other purpose except as contemplated in this Agreement. Gryphon will keep confidential all advice and opinions provided by M&A, except as provided herein or as required to be disclosed by applicable law or policies of securities regulatory authorities.

9. M&A shall be indemnified by Gryphon to the extent and in the manner set out in Schedule A attached hereto, which is incorporated herein by reference.

10. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given to:

    a. Mr. John L. Key, CEO, Gryphon Gold Corporation, 1130 West Pender Street, Suite 800, Vancouver, BC V6E 4A4; Email: jkey@gryphongold.com
    b. Mr. Albert J. Matter, Managing Partner, Matter & Associates. Suite 43, 4100 Salish Drive, Vancouver, BC, V6N 3M2; Email: albertmatter@telus.net

11. This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia, and the courts of British Columbia shall have the exclusive jurisdiction

over this Agreement and any claim or dispute arising under it.

12. Each party's interests and rights under this Agreement may only be assigned or transferred upon the written consent of the other party and only if there is no change in beneficial ownership, such consent not to be unreasonably withheld. This Agreement is binding upon and inures to the benefit of the parties and their proper heirs, personal representatives, and successors and assignees.

13. The work of Matter & Associates shall be completed in the offices of Matter and Associates. Office space will be made available for Albert Matter in the Gryphon offices for meetings with potential investors or other meetings that require his presence in the offices.

14. Albert Matter hereby represents and warrants that Matter & Associates is not a corporate entity, but rather a sole proprietorship. M&A acknowledges that it is solely responsible for obtaining all licenses required to carry on its business and for remitting all sales taxes which may be payable in connection with the fees parable under the terms of this Agreement.

Sincerely,

Albert J. Matter

Would you kindly indicate your acknowledgment of this agreement and your approval of the above terms and conditions by signing and returning the enclosed duplicate of this letter.

The appointment of Matter & Associates, on the terms and conditions set out in this letter is confirmed and agreed to as of October 1, 2008.

Gryphon Gold Corporation

By: ____________________

Michael K. Longinotti
CFO & Secretary

SCHEDULE A

Gryphon Gold Corporation ("Indemnitor") hereby agrees to indemnify and hold Matter & Associates and/or any of its subsidiary companies (hereinafter referred to as "M&A") and each and every of the directors, officers, employees and shareholders of M&A (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses, claims, actions, damages or liabilities, joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims and the reasonable fees and expenses of counsel and other related expenses that may be incurred in investigating or advising with respect to and/or defending any action, suit, proceeding or claim that may be made against M&A and/or the Personnel, whether or not resulting in liability) to which M&A and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses' losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by M&A and the Personnel in connection with the matters referred to in the attached letter agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

i. M&A or the Personnel have been negligent or dishonest or have committed any fraudulent or illegal act in the course of such performance; and

ii. the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, dishonesty, illegality or fraud referred to in (i),

If the foregoing indemnification is found other than by reason of the occurrence of an event, other than those referred to in (i) and (ii) above, to be unenforceable by a court of competent jurisdiction in a final judgment that has become non-appealable, then the Indemnitor shall contribute to the amount paid or payable by M&A and the Personnel as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and M&A on the other hand but also the relative fault of the Indemnitor and M&A, as well as any relevant equitable considerations provided that the Indemnitor shall in any event contribute to the amount paid or payable by M&A and the Personnel as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by M&A under the attached letter agreement. The rights of contribution herein provided shall be in addition to and not in derogation of any other right to contribution which M&A or the Personnel may have by statute or otherwise by law.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or M&A by any governmental commission or regulatory authority or any other party or in case any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or M&A, and Personnel or M&A shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by M&A, M&A shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse M&A for time spent by the Personnel in

connection therewith) and out-of-pocket expenses incurred by M&A and the Personnel in connection therewith shall be paid by the Indemnitor as they occur.

M&A's expenses for purposes of this indemnity shall include any amounts paid by M&A to any of its directors, officers, employees or agents pursuant to an agreement or agreements, which may be entered into before or after the date hereof, to indemnify such persons, provided such persons are not directly indemnified pursuant to the terms hereof and that the rights such persons shall have against M&A are no more favourable to such persons than those M&A has against the Indemnitor pursuant to the terms hereof.

Promptly after receipt of notice of the commencement of any legal proceeding against M&A or any of the Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, M&A will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed. No settlement of any claim shall be made without the consent of the Indemnitor, M&A and any of the Personnel who are affected. If the Indemnitor gives written notice of a settlement of a specific claim, which settlement it is prepared to accept, and M&A or any of the Personnel who are affected (the "Indemnitee") is unwilling to accept such settlement, the amount which the Indemnitor is required to pay to the Indemnitee in respect of that specific claim shall be limited to an amount equal to the amount of such proposed settlement plus the amount of all expenses for which the Indemnitee would be entitled to be reimbursed or indemnified as of the effective date of such settlement.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel and shall be binding upon and enure to the benefit of any successors, assigns. Heirs and personal representatives of the Indemnitor, M&A and any of the Personnel of M&A. M&A hereby declares that it holds the benefits and rights conferred hereunder in trust for the Personnel and the Indemnitor acknowledges and agrees that the Personnel is so entitled to such rights and benefits and that such rights and benefits may be enforced by M&A on behalf of the Personnel.

The foregoing provisions shall survive the completion of services rendered under or any termination or purported termination of the attached letter agreement all as in accordance with such letter agreement.

Albert Matter
_____________________ for MATTER & ASSOCIATES

Agreed to and accepted as of September 19, 2008.

_____________________ for Gryphon Gold Corporation